LEXON, INC.
                            CONSULTING AGREEMENT WITH
                              THE VIKING GROUP, LLC

         This Agreement ("Agreement") is entered into this 1st day of June and effective as of October 29, 1998 by and among Lexon, Inc. ("Lexon") and The Viking Group, LLC ("TVG").

         WHEREAS, Lexon is a development stage company which owns the exclusive right to manufacture and market a cancer detection blood test kit in development whose stock is traded on the Over the Counter Bulletin Board under the symbol "LXXN"; and

         WHEREAS, TVG has extensive experience and expertise in matters of corporate development, strategic and financial planning, corporate structuring and investment banking; and

         WHEREAS, TVG has extensive contacts and acquaintances in the investment community and among individual investors and with broker-dealers who have interests in investing in companies like Lexon and in providing bridge financing to companies like Lexon; and

         WHEREAS, Lexon has agreed to engage TVG and TVG has accepted an engagement to provide consulting services to Lexon and make introductions to and to assist Lexon in arranging funding from time to time in accordance with the terms and conditions of this Agreement.

         Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, parties agree as follows:

          1. Acceptance of Engagement. Lexon hereby agrees to engage TVG to provide, and TVG agrees to accept the engagement from Lexon, to provide consulting services to Lexon and to make introductions to and assist Lexon in the receipt of funding from time to time in accordance with the terms of this Agreement.

          2. Scope of Services Consulting Services. TVG agrees to provide the following services to Lexon:

               A. Generate potential investor and broker-dealer leads and create interest in Lexon and its common stock in the brokerage community and among potential investors;

               B. Participate in investor information meetings with potential investors, the brokerage community and others regarding Lexon;

               C. Make available to Lexon a data bank with the names, addresses, telephone numbers, fax numbers, email addresses and other similar information regarding investors, potential investors, brokers, and others in the investment community; and

               D. Assist Lexon in arranging bridge financing upon mutually accepted terms and conditions from time to time; and

               E. Make itself reasonably available to consult with, advise, assist and provide their respective expertise and experience to Lexon.

          3. Scope of Information to be Provided. TVG agrees to provide to investors, brokers, dealers, and others in the investment and brokerage community only information which is received from and approved by Lexon. Morrisett and TGV agree not to provide any information regarding Lexon or its securities which is false or materially misleading or omit to provide any information regarding Lexon which is necessary is not false or materially misleading. If either Morrisett or TVG receives

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               any inquiry which calls for a response with  information  that is has not been approved by Lexon or as to which either of them does not know the correct and current answer, Morrisett and TGV each agrees to request the information from Lexon and not provide a guess, a projection, or an assumption without Lexon's prior written consent.

          4. Compensation. Lexon agrees to grant to Morrisett or TVG or their designees 300,000 options to purchase the shares of common stock in Lexon at $1.20 per share, the fair market value as determined by the Board of Directors on the date of grant.

          5. Nature of Relationship. TGV, on the one hand, and Lexon, on the other hand, are independent contractors and are not partners, joint venturers, employees, agents, or other representatives of the other. Neither TVG nor Lexon is authorized or empowered to bind the other in any capacity without the express written consent of the other. TGV, on the one hand, and Lexon, on the other hand, are solely responsible for all costs and liabilities incurred by them arising from taxes of every kind or relating to its own employees and other representatives, or relating to the conduct of its business as an independent entity, and each agrees to indemnify and hold the other harmless therefrom. TGV is in the business of providing investment banking, strategic financial and business planning and other consulting services and to make investments for its own account. TVG will not undertake for and on behalf of Lexon any activity which will require either of them to be a required to be a registered broker-dealer. Lexon acknowledges and agrees that TVG intends to engage in various businesses and advisory and consulting arrangements with other companies in the conduct of business that will not directly or indirectly compete with the business of Lexon. Neither TVG nor any other of its affiliates shall be entitled to receive any employee or other compensation or benefit from Lexon.

          6. No Conflicting Activities. TVG agrees not to engage in any activities that violate its duties under this Agreement or represent any other entity that is engaged in the manufacture or sale of products or services that directly compete with the business, products or services of Lexon, without the prior consent of Lexon.

          7. Inside and Confidential Information. TVG agrees not to disclose, use or disseminate any information of or relating to Lexon which is proprietary, confidential and competitively sensitive ("Confidential Information") without the prior written approval of Lexon; and each further agrees not to act for its own account or for the account of another upon any non-public information in connection with the purchase or sell securities of Lexon or in violation of any SEC rule or regulation, including SEC Rule 10b-5.

          8. Disclosure of Relationship with Lexon. TVG agrees to disclose in a manner consistent with applicable laws, rules and regulations that it is providing investor relations and public relations services in exchange for common stock of Lexon and that it maintains a financial and ownership interest in the success of Lexon.

          9. Ownership of Information. TGV will receive information concerning Lexon. TVG agrees that all such material belongs to and is the property of Lexon. Likewise, TVG agrees to maintain certain information regarding potential investors that it considers to be proprietary. Lexon agrees not to disclosure or use any such information only in the furtherance of its business, provided that Lexon investor information shall not be deemed for any purpose to belong to Morrisett and TVG.

          10. Term. This Agreement shall expire 1 year from the date set forth above, unless sooner terminated by either party by it giving the other not less than 30 days' prior written notice of termination.

          11. Termination of Agreement. This Agreement shall terminate upon the occurrence of any of the following events: (a) voluntary notice of termination given in writing not less than 60 days' prior notice by either party; (b) a party becomes legally or practically unable to perform its obligations

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               hereunder;  and (c) for cause.  "Cause"  shall mean (i)  material breach of this Agreement; (ii) misrepresentation of a material fact; (iii) omission of a material fact; (iv) willful misconduct;
               (v) material negligence; and (vi) failure to comply with an applicable law, rule or regulation. In the event of a proposed termination for cause, notice of the facts and circumstances surrounding the alleged cause shall be given to the other party and the party against whom a termination for cause is asserted shall be provided with an opportunity to present a response to the alleged reason for cause and to cure the cause. If not so cured, the party against whom a cause is asserted shall be entitled to no further benefits under this Agreement and shall immediately return all client lists, client files, manuals, documents, files, reports, property and equipment relating to or owned by the other and all other Confidential Information (as described above).

          12. Remedies. Each party shall be entitled to exercise all remedies available to it under a law or in equity in the event the other party breaches its obligations hereunder. The remedies set forth herein are cumulative, may be exercised individually or together with one or all other remedies and are not exclusive but instead are in addition to all other rights and remedies available to the parties at law or in equity in the event the other party breaches its obligations hereunder. In addition, any shares of Lexon securities issued to TVG for services rendered shall be canceled for failure of consideration to the extent such services are not performed in accordance with this agreement while such shares are held by TVG. Any such securities while such shares are held by TVG shall also be canceled to the extent TVG violates the terms of this Agreement to the extent of the value of such shares at the time of any breach of this Agreement by TVG or its respective designees.

          13.  Miscellaneous.

               A. Notices. Any notice, request, demand or other communication required to be made or which may be given to either party hereto shall be delivered by certified U.S. mail, postage prepaid, to that party's attention at the address set forth below or at such other address as shall be changed from time to time by giving notice hereunder.

               B. Entire Agreement. This document constitutes the complete and entire employment agreement between the parties hereto with reference to the subject matters hereof. No statement or agreement, oral or written, made prior to or at the signing hereof, and no prior course of dealing or practice by either party shall vary or modify the written terms hereof.

               C. Headings. The headings and captions contained in this Agreement are for ease and convenience of reference only and shall not be deemed for any purpose to affect the substantive meaning of the rights and duties of the parties hereto in any way.

               D. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               E. Counterparts. This Agreement may be executed in multiple counterparts, each of which has the same text and each of which shall be deemed an original for all purposes, but together they constitute one single and the same agreement.

               F. Amendments. This Agreement may be amended only by a written document signed by the parties and stating that the document is intended to amend this Agreement.

               G. Applicable Law. This Agreement shall be governed by and construed in accordance with Oklahoma law.

               H. Disputes. All disputes not resolved by mutual agreement within 60 days, or such longer time as the parties mutually agree, shall be submitted to binding arbitration pursuant to the Commercial Rules of Arbitration of the American Arbitration Association. All arbitration

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                    hearings shall be held in Tulsa, Oklahoma. The parties agree to be finally bound by all arbitration awards to the extent permitted by law. In any dispute or proceeding to construe this Agreement not resolved by final arbitration or to enforce an arbitration award, the parties expressly consent to the exclusive jurisdiction of state and federal courts in Tulsa County, Oklahoma, the principal place of business of Lexon. The prevailing party in any suit brought to interpret this Agreement shall be entitled to recover reasonable attorney's fees and expenses in addition to any other relief which it is entitled.

               I. Additional Documents. The parties hereto shall enter into and execute such additional agreements, understandings, documents or instruments as may be necessary to implement the intent of this Agreement.

               J.   Cumulative  Remedies.  The  remedies  of the  parties as set forth herein are cumulative and may be exercised individually or together with one or all other remedies, and are not exclusive but instead are in addition to all other rights and remedies available to the parties at law or in equity.

               K. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

               L. Costs and Expenses. Each party agrees to be responsible for its own out of pocket expenses. No party shall incur costs or expenses for or on behalf of the other, at the expense or liability of the other, without that party's express prior consent.

               M. Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such party's right to thereafter enforce such provision or to enforce any other provision at any time.

         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the 1st day of June, 1999 and effective this 29th day of October, 1998.

LEXON, INC.                                 THE VIKING GROUP, LLC


BY: /s/ GIFFORD M. MABIE                    BY: /s/ MICHAEL MORRISETT
GIFFORD M. MABIE, PRESIDENT                 MICHAEL MORRISETT, PRESIDENT


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